EXHIBIT 4.2
                                                                     -----------


                                                               EXECUTION VERSION


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                                WARRANT AGREEMENT

                            DATED AS OF JULY 17, 2006

                                      AMONG

                             NEXTWAVE WIRELESS INC.

                                       AND

                                   THE HOLDERS
                           LISTED ON SCHEDULE I HERETO


















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ARTICLE I   DEFINITIONS......................................................1

      1.1   Definitions......................................................1

      1.2   Rules of Construction............................................5

ARTICLE II  ISSUANCE OF WARRANTS AND RESERVATION OF WARRANT SHARES...........5

      2.1   Issuance of Warrants to Initial Holders; Warrant Agreement.......5

      2.2   Reservation of Warrant Shares....................................6

ARTICLE III CERTAIN ADMINISTRATIVE PROVISIONS................................6

      3.1   Form of Warrant; Register........................................6

      3.2   Exchange of Warrants for Warrants................................7

      3.3   Mechanics of Transfer of Warrants................................7

ARTICLE IV  EXERCISE OF WARRANT; EXCHANGE FOR WARRANT SHARES.................8

      4.1   Exercise of Warrants; Expiration.................................8

      4.2   Exchange for Warrant Shares......................................8

      4.3   Issuance of Warrant Shares.......................................9

ARTICLE V   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.......10

      5.1   General.........................................................10

      5.2   Distributions, Subdivisions and Combinations....................10

      5.3   Issuance of Shares of Common Stock..............................11

      5.4   Distributions of Assets or Securities Other than Common
            Stock...........................................................14

      5.5   Capital Reorganization, Capital Reclassifications, Merger,
            Etc.............................................................15

      5.6   Above Market Purchases of Securities............................15

      5.7   Other Actions Affecting Equity Securities.......................16

      5.8   Miscellaneous...................................................16

ARTICLE VI  COVENANTS OF THE ISSUER.........................................18

      6.1   Notices of Certain Actions......................................18

      6.2   Merger and Consolidation of the Issuer..........................18

      6.3   Dividends; Distributions........................................19

      6.4   No Avoidance....................................................19

      6.5   Sale of Warrants................................................19

      6.6   Financial Statements and Other Information......................19

      6.7   Limitation on Transactions with Affiliates......................20

ARTICLE VII MISCELLANEOUS...................................................20

      7.1   Notices.........................................................20

      7.2   No Voting Rights; Limitation of Liability.......................20

      7.3   Amendments and Waivers..........................................21





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      7.4   Remedies........................................................21

      7.5   Binding Effect..................................................21

      7.6   Counterparts....................................................21

      7.7   Governing Law; Jurisdiction and Venue...........................21

      7.8   Waiver of Jury Trial............................................22

      7.9   Benefits of this Agreement......................................22

      7.10  Headings........................................................23

      7.11  Aggregation of Warrants and Warrant Shares......................23

      7.12  Operative Date..................................................23

Schedule I        -     Holders
Exhibit A         -     Form of Warrant



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                                                               EXECUTION VERSION


                                             WARRANT AGREEMENT dated as of July
                                    17, 2006, between the Initial Holders listed on Schedule I hereto (the "Initial Holders") and NEXTWAVE WIRELESS INC., a Delaware corporation (the "Company" and, upon the occurrence of the Conversion Date, the "Issuer"), to become operative upon the occurrence of the Operative Date (as defined herein).

            NextWave Wireless LLC ("NW LLC") is entering into a Purchase Agreement dated as of the date hereof with the Initial Holders (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement") pursuant to which (a) NW LLC is issuing to the Initial Holders $350,000,000 aggregate principal amount of Senior Secured Notes due 2010 (the "Notes") and (b) as of the Operative Date, the Company is issuing to the Initial Holders Warrants (as hereinafter defined), with an initial exercise price of $0.01 per share (subject to adjustment as provided herein), to purchase a number of shares (subject to adjustment as provided herein) of Common Stock (as hereinafter defined) such that, holders of the Warrants would in the aggregate hold 5% of all issued and outstanding shares of Common Stock as of the Conversion Date, before giving effect to the exercise of any Warrant and the issuance of Common Stock in respect thereof. This Agreement sets forth terms and conditions applicable to the Warrants.

            NOW, THEREFORE, the parties to this Agreement hereby agree as set forth below.

                                    ARTICLE I
                                   DEFINITIONS

1.1   DEFINITIONS.

     (a) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

     (b)  The following terms shall have the meanings set forth below.

            "Agreement" shall mean this Agreement, together with all schedules and exhibits attached hereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            "Assignment Form" means the assignment form attached as Annex C to a Warrant.

            "Board" means the board of directors of the Issuer.

            "Cash" means money, currency or a credit balance in a demand deposit account.



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            "Charter" means the Certificate of Incorporation of the Issuer as filed with the Secretary of State of the State of Delaware on the Conversion Date, as the same has been amended, restated, supplemented or otherwise modified from time to time.

            "Common Stock" means the common stock of the Issuer, par value $.001 per share.

            "Conversion Date" means the effective date of the filing of a certificate of merger with the Secretary of State of the State of Delaware, upon which NW LLC will be merged with and into a wholly owned Delaware limited liability company subsidiary of the Company or any other action pursuant to which the holders of limited liability company interests in NW LLC receive shares of Common Stock in a successor Delaware corporation.

            "Convertible Securities" means any Capital Stock, evidence of Indebtedness or other Securities or rights convertible into or exchangeable for shares of Common Stock (including the Warrants).

            "Delivery Date" has the meaning given to such term in Section
4.3(a).

            "Determination Date" has the meaning given to such term in Section 5.6.

            "Distribution" means, in respect of any Person, (a) the payment or making of any dividend or other distribution of Property in respect of Capital Stock of such Person or (b) the redemption or other acquisition of any Capital Stock of such Person.

            "Exchange Form" means the exchange form attached as Annex B to a Warrant.

            "Exchange Number" has the meaning given to such term in Section 4.2.

            "Exercise Form" means the exercise form attached as Annex A to a Warrant.

            "Exercise Price" means $0.01 per Warrant Share, subject to change from time to time in the manner provided in Article V.

            "Expiration Time" means 11:59 p.m., Eastern daylight time, on July 15, 2009, subject to extension pursuant to Section 4.3(g).

            "Fair Market Value" means the fair market value of such Property or Security as determined by the Board in the good faith exercise of its reasonable business judgment; provided, however, that Holders of at least two-thirds of the Warrants objects to such determination by the Board by delivery of written notice to the Issuer within thirty days of the date of determination, the Issuer and such Holders shall, within the thirty days after the delivery of such notice, attempt in good faith to resolve the objection. If the Issuer and such Holders are unable to resolve the objection within the time period provided, the matter shall be arbitrated by Houlihan, Lokey Howard & Zukin Financial Advisors, Inc. to be agreed upon by the Issuer and the Holders (the "Independent Auditor"). The determination of the fair market value of such Property or Security by the Independent Auditor shall be final, binding and non-appealable. The Issuer and the Holders shall instruct the Independent Auditor to render its


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decision within thirty days of its selection. The fees and expenses of the
Independent Auditor shall be shared in the same proportion that the Issuer's position, on the one hand, and the Holders' position on the other hand, initially presented to the Independent Auditor (based on the aggregate of all differences taken as a whole) bear to the final resolution as determined by the Independent Auditor. Notwithstanding the foregoing, if such Security is Publicly Traded or quoted at the time of determination, the fair market value of such Security shall be the (x) in the case of Fair Market Value calculations identified herein as "single-day Fair Market Value", the closing trading price of such security as of the trading day immediately prior to the date of determination and (y) in all other cases, average closing trading price of such Security for the prior twenty trading days immediately prior to the date of determination.

            "Fully Diluted Basis" means, with respect to the Common Stock at any time of determination, the number of shares of Common Stock that would be issued and outstanding at such time, assuming full conversion, exercise and exchange of all issued and outstanding Convertible Securities and Options that shall be (or may become) exchangeable for, or exercisable or convertible into, Common Stock, including the exercise of the Warrant and the conversion of the Warrant Shares, except that the number of shares of Common Stock outstanding on a Fully Diluted Basis shall not include the number of shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities that, at the time of determination, are Out of the Money.

            "Governing Documents" means as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement and/or the other organizational or governing documents of such Person.

            "Holder" means with respect to any Warrant, the holder of such Warrant as set forth in the Warrant Register. Unless the context otherwise requires, "Holder" includes a holder of Warrant Shares.

            "Initial Holders" has the meaning set forth in the caption.

            "Issuer" has the meaning set forth in the caption.

            "Notes" has the meaning given to such term in the preamble.

            "Operative Date" means the date on which Warrants are to be issued to the Initial Holders or their assignees pursuant to Section 1.2(c) of the Purchase Agreement.

            "Options" means any warrants, options or other rights to subscribe for or to purchase (a) shares of Common Stock or (b) Convertible Securities.

            "Other Equity Documents" means the (a) the Warrant, (b) the Purchase Agreement and (c) the Registration Rights Agreement dated as of the date hereof by and among the Issuer and the Holders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Other Equity Securities" means any Capital Stock, other than the Common Stock, Convertible Securities or Options.



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            "Out of the Money" means, at any date of determination (a) in the case of an Option, that the aggregate single-day Fair Market Value of the shares of Common Stock issuable upon the exercise of such Option as of such date is less than the aggregate exercise price payable upon such exercise and (b) in the case of a Convertible Security, that the quotient resulting from dividing the consideration payable to convert any such Convertible Security (including without limitation, the value, if any, of such Convertible Security relinquished as a result of such conversion) as of such date by the number of shares issuable as of such date upon conversion or exchange of such Convertible Security is greater than the Fair Market Value of one share of Common Stock.

            "Previous Adjustment" has the meaning given to such term in Section 5.3(b)(iii).

            "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "Public Market Issuance" shall mean a firm commitment, fully underwritten public offering primarily in the United States of the Company's Common Stock by a nationally recognized investment banking firm with gross proceeds to the Company of not less than $200 million, with the Common Stock so offered listed on either the New York Stock Exchange or the Nasdaq National Market.

            "Public Offering" means the public offering of Capital Stock of a Person (other than an offering of Securities issuable pursuant to an employee benefit plan) pursuant to a registration statement declared effective under the Securities Act.

            "Publicly Traded" means, with respect to any Security, that such Security is (a) listed on a domestic securities exchange, (b) quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated or a similar successor organization.

            "Purchase Agreement" has the meaning given to such term in the preamble.

            "Repurchase" has the meaning given to such term in Section 5.6.

            "Repurchase Premium" has the meaning given to such term in Section 5.6.

            "Requisite Holders" means, as of any date of determination, Holders holding Warrants or Warrant Shares representing at least a majority of the Warrant Shares that are either (a) previously issued and are then outstanding or
(b) issuable upon exercise of Warrants then outstanding; provided that any Warrants or Warrant Shares held by the Issuer or its Affiliates shall not be counted in either the numerator or the denominator of the calculation of Requisite Holders. For the purpose of any matter applicable only to Warrants and not Warrant Shares, "Requisite Holders" will be determined based on Holders of Warrants and not Warrant Shares.

            "Transfer" means any sale, transfer, assignment, or other disposition of any interest in, with or without consideration, any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.



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            "Warrant" has the meaning given to such term in Section 3.1(a).

            "Warrant Register" has the meaning given to such term in Section 3.1(b).

            "Warrant Shares" has the meaning set forth in a Warrant.

1.2   RULES OF CONSTRUCTION.

      The definitions in Section 1.1 shall apply equally to the singular and plural forms of the terms defined. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, restated, supplemented or otherwise modified, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Any reference to any term contained in any other agreement or other document shall be deemed to be a reference to such term in the applicable agreement or document as in effect as of the date hereof, unless the Requisite Holders have consented to any amendment of such applicable agreement since the date hereof, in which case such reference shall be deemed to be a reference to such term in the applicable agreement or document, as amended through the date of the most recent consent by the Requisite Holders. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                                   ARTICLE II
             ISSUANCE OF WARRANTS AND RESERVATION OF WARRANT SHARES

2.1   ISSUANCE OF WARRANTS TO INITIAL HOLDERS; WARRANT AGREEMENT.

      Pursuant to the Purchase Agreement, upon the occurrence of the Operative Date, the Issuer shall issue and deliver Warrants, dated as of the Operative Date, to the Initial Holders in accordance with the Purchase Agreement. The provisions of this Agreement shall apply to all Warrants (and, to the extent applicable, Warrant Shares), and each Holder that is not a party to this Agreement, by its acceptance of a Warrant or a Warrant Share, agrees to be bound by the applicable provisions hereof.

2.2   RESERVATION OF WARRANT SHARES.

      From and after the Operative Date, the Issuer shall at all times have authorized, and reserve and keep available, free from preemptive or similar rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise or exchange of each Warrant, the number of


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authorized but unissued Warrant Shares issuable upon exercise or exchange of all outstanding Warrants. The Issuer shall promptly take all actions necessary to ensure that Warrant Shares shall be duly authorized and, when issued upon exercise or exchange of any Warrant in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable, free and clear of all Taxes, Liens (except to the extent of any applicable provisions of this Agreement or any Other Equity Document) and all preemptive or similar rights.



                                  ARTICLE III
                        CERTAIN ADMINISTRATIVE PROVISIONS

3.1   FORM OF WARRANT; REGISTER.

            (a) Each Warrant issued under the Purchase Agreement or hereunder shall be in the form of Exhibit A attached hereto (each, a "Warrant") and shall be executed on behalf of the Issuer by a Responsible Officer of the Issuer. Each Warrant shall bear the legend(s) appearing on the first page of such form, except that a Warrant need not bear any such legend from and after such time as all the restrictions to which such legend relates no longer apply. Upon initial issuance, each Warrant shall be dated as of the date of signature thereof by the Issuer. Irrespective of any adjustments in the Exercise Price or the number or kind of Capital Stock or other Property issuable upon the exercise of the Warrants, any Warrants theretofore or thereafter issued may, as a matter of form, continue to express the same Exercise Price and the same number of Warrant Shares issuable upon the exercise of such Warrants as were stated in the Warrants initially issued pursuant the Purchase Agreement.

            (b) Each Warrant issued, exchanged or Transferred hereunder shall be registered in a warrant register (the "Warrant Register"). The Warrant Register shall set forth (i) the number of each Warrant, (ii) the name and address of the Holder thereof, (iii) the original number of Warrant Shares purchasable upon the exercise thereof, (iv) the number of Warrant Shares purchasable upon the exercise thereof, as adjusted from time to time in accordance with this Agreement and (v) the Exercise Price for each Warrant Share, as adjusted from time to time in accordance with this Agreement. The Warrant Register will be maintained by the Issuer and will be available for inspection by any Holder at the principal office of the Issuer or such other location as the Issuer may designate to the Holders in the manner set forth in
Section 8.1. The Issuer shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person.

3.2   EXCHANGE OF WARRANTS FOR WARRANTS.

            (a) The Holder may exchange any Warrant issued hereunder for another Warrant of like kind and tenor representing in the aggregate the right to purchase the same number and class or series of Warrant Shares that could be purchased pursuant to the Warrant being so exchanged. In order to effect an exchange permitted by this Section 3.2, the Holder shall deliver to the Issuer such Warrant accompanied by a written request signed by the Holder thereof specifying the number and denominations of Warrants to be issued in such exchange and, subject to the transfer restrictions contained in the Other Equity Documents, the names in which such Warrants are to be issued. As promptly as practicable but in any event within three Business Days of receipt of such a


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request, the Issuer shall, without charge, issue, register and deliver to the
Holder thereof each Warrant to be issued in such exchange and make any necessary changes to the Warrant Register.

            (b) Upon receipt of evidence reasonably satisfactory to the Issuer (an affidavit of the Holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Issuer (if the Holder is a financial institution or other institutional investor, its own indemnity agreement being satisfactory) or, in the case of any such mutilation, upon surrender of such Warrant, the Issuer shall, without charge, issue, register and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by, and dated the date of, such lost, stolen, destroyed or mutilated Warrant. Any such new Warrant shall constitute an original contractual obligation of the Issuer, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by any Person.

            (c) The Issuer shall pay all expenses and Taxes (other than any applicable income or income-based, capital gains or similar Taxes payable by a Holder of a Warrant) attributable to an exchange of a Warrant pursuant to this
Section 3.2; provided, however, that the Issuer shall not be required to pay any Tax that may be payable in respect of any Transfer involved in the issuance of any Warrant in a name other than that of the Holder of the Warrant being exchanged.

3.3   MECHANICS OF TRANSFER OF WARRANTS.

            (a) Subject to the further provisions of this Agreement and the Other Equity Documents, each Warrant may be Transferred, in whole or in part, by the Holder thereof by delivering to the Issuer such Warrant accompanied by a properly completed, duly executed, Assignment Form. As promptly as practicable but in any event within three Business Days of receipt of such Assignment Form, the Issuer shall, without charge, issue, register and deliver to the Holder thereof a new Warrant of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares that could be purchased pursuant to the Warrant being Transferred.

            (b) At the request of the Issuer, any Person to whom a Warrant is Transferred in accordance with this Article III shall execute and deliver to the Issuer a joinder in the form of Annex C to the Warrant pursuant to which such Person agrees to become a party to, and to be bound by the terms of and entitled to the benefits under this Agreement.

                                   ARTICLE IV
                EXERCISE OF WARRANT; EXCHANGE FOR WARRANT SHARES

4.1   EXERCISE OF WARRANTS; EXPIRATION.

            (a) On any Business Day during normal business hours on or prior to the Expiration Time, a Holder may exercise a Warrant, in whole or in part, by delivering to the Issuer such Warrant accompanied by a properly completed Exercise Form and consideration in the form set forth in Section 4.1(b) in an aggregate amount equal to the product of (x) the Exercise Price and (y) the


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number of Warrant Shares being purchased. Any partial exercise of a Warrant shall be for a whole number of Warrant Shares only.

            (b) Upon exercise of a Warrant, in whole or in part, the Holder thereof shall deliver to the Issuer the aggregate Exercise Price:

                  (i) by wire transfer of immediately available funds to a bank account designated by the Issuer or a certified check payable to the Issuer;

                  (ii) by surrender of a number Warrant Shares having a Fair Market Value equal to the aggregate Exercise Price; or

                  (iii) a combination of the methods set forth in clauses (i) and (ii).

            (c)   A Warrant shall terminate and become void as of the earlier of
(x) the Expiration Time and (y) the date such Warrant is exercised in full.

4.2   EXCHANGE FOR WARRANT SHARES.

            (a) On any Business Day during normal business hours on or prior to the Expiration Time, a Holder may exchange a Warrant, in whole or in part, for Warrant Shares by delivering to the Issuer such Warrant accompanied by a properly completed Exchange Form. The number of Warrant Shares to be received by a Holder upon such exchange shall be equal to the number of Warrant Shares allocable to the portion of the Warrant being exchanged (the "Exchange Number"), as specified by such Holder in the Exchange Form, minus a number of Warrant Shares equal to the quotient obtained by dividing (i) the product of (x) the Exercise Price and (y) the Exchange Number by (ii) the Fair Market Value of one Warrant Share as of the Delivery Date. The Issuer acknowledges that the provisions of this Section 4.2 are intended, in part, to ensure that a full or partial exchange of a Warrant pursuant to this Section 4.2 will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144 of the Securities Act. At the request of any Holder, the Issuer will accept reasonable modifications to the exchange procedures provided for in this Section 4.2 in order to accomplish such intent.

            (b) The Issuer and each Holder intend that if any Holder exercises this Warrant by surrendering Warrant Shares as contemplated by Section 4.1(b)(ii) or Section 4.2 hereof, such method of exercise shall be treated for Tax purposes as a "reorganization" pursuant to Section 368(a)(1)(E) of the Code. The Issuer and each Holder intend that such Holder (and its direct and indirect beneficial owners) will neither realize nor recognize any taxable income or gain as a result of its exercise of the Warrant by such method. None of the parties hereto will take any position in their respective Tax or other financial or accounting filings that are contrary to or inconsistent with the foregoing.

4.3   ISSUANCE OF WARRANT SHARES.

            (a) Issuance of Warrant Shares. As promptly as practicable but in any event within three Business Days following the delivery date (the "Delivery Date") of (i) an Exercise Form or Exchange Form in accordance with Section 4.1 or 4.2, (ii) the related Warrant and (iii) any required payment of the Exercise Price, the Issuer shall, without charge, upon compliance with the applicable


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provisions of this Agreement, issue to such Holder one or more stock certificates or other appropriate evidence of ownership of the aggregate number of Warrant Shares to which the Holder of such Warrant is entitled and the other Securities or Property (including any Cash) to which such Holder is entitled, in such denominations, and registered or otherwise placed in, or payable to the order of, such name as may be directed in writing by such Holder. The Issuer shall deliver such stock certificates or evidence of ownership and any other Securities or Property (including any Cash) to the Person entitled to receive the same, together with an amount in Cash in lieu of any fraction of a Warrant Share (or fractional interest in any other Security), as hereinafter provided. If any Securities included in the Warrant Shares are Publicly Traded, then at the request of such Holder, the Issuer shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such Securities to such Holder through the Deposit Withdrawal Agent Commission System of The Depository Trust Company.

            (b) Partial Exercise or Exchange. If a Holder shall exercise or exchange a Warrant for less than all of the Warrant Shares that could be purchased or received thereunder, the Issuer shall issue, register and deliver to the Holder, as promptly as practicable but in any event within three Business Days following the Delivery Date, a new Warrant evidencing the right to purchase the remaining Warrant Shares. In the case of an exchange pursuant to Section 4.2, the number of remaining Warrant Shares shall be the original number of Warrant Shares subject to the Warrant so exchanged reduced by the Exchange Number. Each Warrant surrendered pursuant to Section 4.1 or 4.2 shall be cancelled.

            (c) Fractional Shares. The Issuer shall not be required to issue fractional Warrant Shares or fractional units of any other Security upon the exercise or exchange of a Warrant. If any fraction of a Warrant Share or fractional unit of any other Security would be issuable on the exercise or exchange of any Warrant, the Issuer may, in lieu of issuing such fraction of a Warrant Share or fractional unit, pay to such Holder for any such fraction an amount in Cash equal to the product of (x) such fraction and (y) the Fair Market Value for one Warrant Share or for a unit of such other Security, as the case may be, as of the Delivery Date.

            (d) Expenses. The Issuer shall pay all expenses and Taxes (other than any applicable income, capital gains or similar Taxes payable by a Holder of a Warrant) attributable to the initial issuance of Warrant Shares upon the exercise or exchange of a Warrant; provided, however, that the Issuer shall not be required to pay any Tax that may be payable in respect of any Transfer involved in the issuance of any Warrant or any certificate for, or any other evidence of ownership of, Warrant Shares in a name other than that of the Holder of the Warrant being exercised or exchanged.

            (e) Record Ownership. To the extent permitted by Applicable Laws, the Person in whose name any certificate for Warrant Shares or other evidence of ownership of any other Security is issued upon exercise or exchange of a Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Shares or other Security on the Delivery Date, irrespective of the date of delivery of such certificate or other evidence of ownership (subject, in the case of any exercise to which Section 4.3(g) applies, to the consummation of a transaction upon which such exercise is conditioned), notwithstanding that the transfer books of the Issuer shall then be closed or that such certificates or other evidence of ownership shall not then actually have been delivered to such Person.



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



            (f) Listings. The Issuer shall from time to time promptly take all action that may be necessary so that any such Securities, immediately upon their issuance upon exercise or exchange of Warrants, will be listed on all the principal securities exchanges, quotation systems and markets within the United States of America, if any on which other Securities of the Issuer of the same class or type are then listed or quoted.

            (g) Conditional Exercise or Exchange. Any Exercise Form or Exchange Form delivered under Section 4.1 or 4.2 may condition the exercise or exchange of any Warrant on the consummation of a transaction being undertaken by the Issuer or the Holder of such Warrant, and such exercise or exchange shall not be deemed to have occurred except concurrently with the consummation of such transaction, except that, for purposes of determining whether such exercise or exchange is timely it shall be deemed to have occurred on the Delivery Date. If any exercise of a Warrant is so conditioned, then, subject to delivery of the items required by Section 4.3(a) and compliance with the other terms hereof, the Issuer shall deliver the certificates and other evidence of ownership of other Securities or other Property in such manner as such Holder shall direct as required in connection with the consummation of such transaction upon which the exercise or exchange is conditioned. If, at any time prior to the consummation of a conditional exercise or exchange, such Holder shall give notice to the Issuer that such transaction has been abandoned or such Holder has withdrawn from participation in such transaction, the Issuer shall return the items delivered pursuant to Section 4.3(a), and such Holder's election to exercise such Warrant shall be deemed rescinded.

                                   ARTICLE V
            ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES

5.1   GENERAL.

      The Exercise Price and the number and kind of Warrant Shares issuable upon exercise of each Warrant shall be subject to adjustment from time to time in accordance with this Article V.

5.2   DISTRIBUTIONS, SUBDIVISIONS AND COMBINATIONS.

      If, at any time after the Closing Date, the Issuer shall:

                  (i)   make a Distribution in shares of Common Stock;

                  (ii) subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then (A) the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted so as to equal the number of Warrant Shares that the Holder of such Warrant would have held immediately after the occurrence of such event if the Holder had exercised such Warrant for shares of Common Stock immediately prior to the occurrence of such event (or, in the case of clause (i), the record date therefor) and (B) the Exercise Price shall be adjusted to be equal to the product of (x) the Exercise Price immediately prior to the occurrence of such event and (y) a fraction (1) the numerator of which is the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to the adjustment in clause (A) and (2) the denominator of which is the number of Warrant Shares issuable upon exercise of such Warrant immediately after the adjustment in clause (A). An adjustment made pursuant to this Section 5.2 shall become effective immediately after the occurrence of such event retroactive to the record date, if any, for such event.

5.3   ISSUANCE OF SHARES OF COMMON STOCK.

            (a) Issuances Below Fair Market Value. If, at any time after the Closing Date and prior to a Public Market Issuance, the Issuer shall issue or sell (or, in accordance with Section 5.3(b), shall be deemed to have issued or sold) any shares of Common Stock (other than any issuance for which an adjustment is made pursuant to Section 5.2 or 5.4 or no adjustment is required pursuant to Section 5.8(d)) without consideration or for a consideration per share less than the Fair Market Value for such Common Stock determined as of the date of such issuance or sale, then, effective immediately upon such issuance or sale, the Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted as follows:

                  (i) The Exercise Price shall be reduced to an amount equal to the product of (x) the Exercise Price in effect immediately prior to such issuance or sale and (y) a fraction, (I) the numerator of which shall be the sum of (x) the product of (1) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately prior to such issuance or sale and (2) the Fair Market Value of one share of Common Stock as of the date of such issuance or sale plus (y) the aggregate consideration, if any, received by the Issuer upon such issuance or sale, and (II) the denominator of which shall be the product of
(x) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately after such issuance or sale (prior to any adjustment pursuant to clause (ii) below) and (y) the Fair Market Value for one share of Common Stock immediately prior to such issuance or sale.

                  (ii) The number of Warrant Shares issuable upon exercise of such Warrant shall be increased by multiplying the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such issuance or sale by a fraction (x) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in Section 5.3(a)(i) and (y) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

            (b) Issuance of Options or Convertible Securities. For the purposes of Section 5.3(a), the issuance or sale of Options or Convertible Securities shall be deemed, in accordance with this Section 5.3(b), to be the issuance of shares of Common Stock.

                  (i) Issuance of Options. If the Issuer in any manner issues or grants any Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options (or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options) shall be deemed, for purposes of Section 5.3(a), to be outstanding and to have been issued and sold by the Issuer. For purposes of Section 5.3(a), the shares of Common Stock issuable upon exercise of Options or upon conversion or exchange of Convertible Securities issuable upon exercise of Options for

Convertible Securities shall be deemed to have been issued and sold at a price per share equal to (A) the sum of (x) the total amount, if any, received or receivable by the Issuer as consideration for the issuance or granting of such Options plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Issuer upon the exercise of all such Options plus (z) in the case of such Options for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Issuer upon conversion or exchange of such Convertible Securities divided by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

                  (ii) Issuance of Convertible Securities. If the Issuer in any manner issues or sells any Convertible Securities, then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed, for purposes of Section 5.3(a), to be outstanding and to have been issued and sold by the Issuer. For purposes of
Section 5.3(a), the shares of Common Stock issuable upon conversion or exchange of Convertible Securities shall be deemed to have been issued and sold at a price per share equal to (A) the sum of (x) the total amount received or receivable by the Issuer as consideration for the issuance or sale of such Convertible Securities plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Issuer upon the conversion or exchange thereof divided by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                  (iii) Superseding Adjustment. If, at any time after any adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants shall have been made pursuant to Section 5.3(a) as a result of the issuance of Options or Convertible Securities, or after any new adjustment of the Exercise Price and the number of Warrant Shares shall have been made pursuant to this Section 5.3(b)(iii) (each of the foregoing, a "Previous Adjustment"):

                        (A) such Options or the right of conversion or exchange of such Convertible Securities shall expire, or be terminated or surrendered, and all or a portion of such Options or the right of conversion or exchange with respect to all or a portion of such Convertible Securities, as the case may be, shall not have been exercised or treated as having been exercised or otherwise canceled or acquired by the Issuer in connection with any settlement, including any Cash settlement, of such Options or the rights of conversion or exchange of such Convertible Securities;

                        (B) there has been any change in the number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (including as a result of a change in the number of Convertible Securities issuable upon the exercise of such Options or the operation of anti-dilution provisions applicable thereto); or

                        (C) the consideration per share for which shares of Common Stock are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities shall be changed;

                  then, with respect to the unexercised portion of any then outstanding Warrants, the Previous Adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued and that gave rise to the Previous Adjustment shall no longer be deemed to have been issued. Thereupon, a recomputation shall be made of the adjustment, if any, of the Exercise Price and the number of Warrant Shares issuable upon exercise of such Warrants as a consequence of such Options or Convertible Securities on the basis of:

                        (1) treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such Options or such right of conversion or exchange (including Options or rights treated as exercised, otherwise cancelled or acquired in connection with any settlement), as having been issued on the date of such issuance as determined for purposes of the Previous Adjustment and for the total amount of consideration actually received and receivable therefor (determined in the manner described in Section 5.3(b)(i) or (ii), as the case may be);

                        (2) treating the maximum number of shares of Common Stock (x) issuable upon the exercise (or upon the conversion or exchange of Convertible Securities issuable upon the exercise) of all Options which then remain outstanding and (y) issuable upon the conversion or exchange of all Convertible Securities which then remain outstanding, as having been issued; and

                        (3) making the computations called for in Section 5.3(a) hereof on the basis of the revised terms of such outstanding Options or Convertible Securities, as the case may be, as if they were newly issued at the time of such revision.

Any adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants resulting from such recomputation shall supersede the Previous Adjustment.

                  (iv) No Further Adjustments. Any adjustment of the Exercise Price or the number of Warrant Shares issuable upon the exercise of Warrants to be made pursuant to this Section 5.3 with respect to the issuance of (A) any Options, (B) any Convertible Securities issuable upon the exercise of such Options or (C) any shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities shall be made effective upon the issuance of such Options. Any adjustment of the Exercise Price or the number of Warrant Shares issuable upon the exercise of Warrants to be made pursuant to this Section 5.3 with respect to the issuance of (x) any Convertible Securities (other than Convertible Securities issuable upon the exercise of Options) or (y) any shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be made effective upon the issuance of such Convertible Securities. No further adjustment of the Exercise Price or the number of Warrant Shares issuable upon the exercise of Warrants shall be made upon the actual issuance of shares of Common Stock or of Convertible Securities upon the exercise of such Options or upon the actual issuance of shares of Common Stock upon conversion or exchange of Convertible Securities, except as provided in this Section 5.3.

5.4   DISTRIBUTIONS OF ASSETS OR SECURITIES OTHER THAN COMMON STOCK.

      If (x) at any time after the Closing Date, the Issuer shall distribute to the holders of its shares of Common Stock in respect of their ownership of Common Stock (other than a distribution of shares of Common Stock referred to in Section 5.2), rights to purchase any of its Securities (other than those referred to in Section 5.3), evidences of its Indebtedness, Cash or other Property and (y) the Issuer is unable to comply with Section 6.3 below, then the Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted as set forth below:

            (a) The Exercise Price shall be reduced to an amount equal to the product of (i) the Exercise Price in effect immediately prior to such distribution and (ii) a fraction (A) the numerator of which shall be (x) the product of (1) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) as of the record date for determining equity holders entitled to such distribution and (2) the Fair Market Value for one share of Common Stock as of such record date less (y) the Fair Market Value of the portion of the Securities, evidences of Indebtedness, Cash or other Property distributed or to be distributed with respect to the shares of Common Stock, and (B) the denominator of which shall be the product of (1) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) as of the record date for determining equity holders entitled to such distribution and (2) the Fair Market Value for the Common Stock (prior to any adjustment pursuant to clause (b) below) as of the record date for determining equity holders entitled to such distribution.

            (b) The number of Warrant Shares issuable upon exercise of such Warrant shall be increased by multiplying (i) the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such distribution and (ii) a fraction, (A) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in Section 5.4(b) and (B) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

5.5   CAPITAL REORGANIZATION, CAPITAL RECLASSIFICATIONS, MERGER, ETC.

            (a) If, at any time after the Closing Date, (i) there shall be (A) any capital reorganization or any reclassification of the Capital Stock of the Issuer (other than a change in par value or as a result of a stock dividend, or as a result of a Distribution or subdivision, split-up or combination of shares of Common Stock to which Section 5.2 applies or any Distribution to which
Section 5.4 applies); (B) any consolidation, merger or business combination of the Issuer with another Person; (C) any sale or conveyance by the Issuer of all or substantially all of its assets or Property to another Person or (D) any conversion (statutory or otherwise) of the Issuer from a corporation to a different form of entity; and (ii) the transaction shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive Securities, Cash or other Property with respect to or in exchange for shares of Common Stock, then the Issuer shall cause effective provision to be made so that, in lieu of the number of Warrant Shares issuable upon exercise of such Warrant, effective as of the effective date of such event retroactive to the record date, if any, of such event, such Warrant shall be exercisable for the kind and number of Securities, Cash or other Property to which a holder of such number of Warrant Shares would have been entitled upon such event. In any such case, if necessary, the provisions of this Agreement and the Warrants with respect to the rights and interests thereafter of the Holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any Securities, Cash or other Property thereafter deliverable upon the exercise of the Warrants.

            (b) The provisions of this Section 5.5 shall not operate as a waiver of any restriction on any of the actions or transactions described above that may be contained in any other agreement or instrument, including the Other Equity Documents.

5.6   ABOVE MARKET PURCHASES OF SECURITIES.

            (a) If, at any time after the Closing Date and prior to a Public Market Issuance, the Issuer or any Subsidiary shall repurchase (a "Repurchase"), by self-tender offer or otherwise, any Securities of the Issuer at an aggregate repurchase price that exceeds the aggregate single-day Fair Market Value for the Securities repurchased determined as of the Business Day immediately prior to the earliest of (x) the date of such Repurchase, (y) the commencement of an offer to repurchase or (z) the public announcement of either (x) or (y) (such date being referred to as the "Determination Date"), then the Exercise Price and the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted as follows:

                  (i) The Exercise Price shall be reduced to an amount equal to the product of the Exercise Price in effect immediately prior to such issuance or sale and a fraction, (A) the numerator of which shall be (x) the product of (1) the Fair Market Value for one share of Common Stock as of the Determination Date and (2) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately following the consummation of the Repurchase less (y) the Repurchase Premium, and (B) the denominator of which shall be (x) the product of (1) the Fair Market Value for one share of Common Stock as of the Determination Date and (2) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately following the consummation of the Repurchase.

                  (ii) The number of Warrant Shares issuable upon exercise of such Warrant shall be increased to the number of shares determined by multiplying (i) the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such Repurchase times (ii) a fraction (A) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in clause (i) of this Section 5.6 and (B) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

            (b) The amount by which the aggregate repurchase price for all Securities repurchased in any Repurchase exceeds the aggregate Fair Market Value for such Securities is referred to as the "Repurchase Premium".

5.7   OTHER ACTIONS AFFECTING EQUITY SECURITIES.

      If at any time or from time to time the Issuer shall take any action affecting its Capital Stock (including, without limitation, the creation of equity appreciation rights or phantom equity), other than any action of a type otherwise described in this Article V, then the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted (with a corresponding adjustment to the Exercise Price) to such extent, if any, and in such manner and at such time, as the Board shall, in the good faith exercise of its reasonable business judgment, determine to be equitable in the circumstances, provided that no such adjustment shall decrease the number of Warrant Shares issuable upon exercise of such Warrant or increase the Exercise Price.

5.8   MISCELLANEOUS.

            (a) Calculation of Consideration Received. If any shares of Common Stock, Options, Convertible Securities or Other Equity Securities are issued or sold or deemed to have been issued or sold for Cash, then the consideration received therefor shall be deemed to be the net amount received or to be received by the Issuer therefor. If any shares of Common Stock, Options, Convertible Securities or Other Equity Securities are issued or sold for consideration other than Cash (including in connection with any merger in which the Issuer issues such Securities), then the amount of the consideration other than Cash received by the Issuer shall be the Fair Market Value of such consideration, as of the date of receipt.

            (b) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Issuer or any Subsidiary, and the disposition of any shares of Common Stock so owned or held shall be considered an issuance of shares of Common Stock.

            (c) Notice; Adjustment Rules. Whenever the Exercise Price or the number of Warrant Shares shall be adjusted as provided in this Article V, the Issuer shall provide to each Holder a statement, signed by a Responsible Officer of the Issuer, describing in detail the facts requiring such adjustment and setting forth a calculation of the Exercise Price and the number of Warrant Shares applicable to each Warrant after giving effect to such adjustment. Each fiscal year (to the extent applicable), the Issuer shall cause its certified public accountants to provide to each Holder a statement, signed by such certified public accountant, verifying the statement contemplated by the previous sentence. All calculations under this Article V shall be made to the nearest one thousandth of a cent ($.00001) or to the nearest one-thousandth of a share, as the case may be. Adjustments pursuant to this Article V shall apply to successive events or transactions of the types covered thereby. Notwithstanding any other provision of this Article V, no adjustment shall be made to the number of Warrant Shares or to the Exercise Price if such adjustment represents less than 1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

            (d) Excluded Issuances. Notwithstanding any other provision of this Article V, no adjustment shall be made pursuant to this Article V in respect of (i) the issuance of shares of Common Stock for cash in any underwritten Public Offering pursuant to a registration statement declared effective under the Securities Act; (ii) the issuance of shares of Common Stock pursuant to any adjustment provided for in this Article V; (iii) the issuance of shares of Common Stock, Options, Convertible Securities or Cash or other Property as a distribution to the holders of shares of Common Stock if, simultaneously with such distribution or dividend payment, the Holders received full payment or distribution of all amounts required by Section 6.3; (iv) Common Stock or Options to purchase Common Stock issued to employees, officers, directors or consultants of the Issuer or any Subsidiary pursuant to the terms of any of the NextWave Wireless LLC 2005 Units Plan, CYGNUS Communications, Inc.'s 2004 Stock Option Plan and the 2005 PacketVideo Equity Incentive Plan (as in effect on the date hereof); provided, however, that all of such Common Stock and Options are issued for not less than (or have an exercise price equal to not less than) the single-day Fair Market Value of such Common Stock as of the grant date; (v) Common Stock or Options to purchase Common Stock issued to employees, officers, directors or consultants of CYGNUS Communications, Inc. or any Subsidiary of CYGNUS Communications, Inc. pursuant to the conversion of options to purchase CYGNUS common stock into options to purchase Common Stock on the conversion terms set forth in CYGNUS Communications, Inc.'s 2004 Stock Option Plan (as in effect on the date hereof); (vi) Common Stock or Options to purchase Common Stock issued to employees, officers, directors or consultants of PacketVideo Corporation or any Subsidiary of PacketVideo Corporation pursuant to the conversion of options to purchase PacketVideo common stock into options to purchase Common Stock on the conversion terms set forth in the 2005 PacketVideo Equity Incentive Plan (as in effect on the date hereof) provided, that Securities issued pursuant to this clause (vi) and clause (vii), in the aggregate, may not exceed 0.5% of the Common Stock (on a Fully Diluted Basis) immediately after giving effect to the Conversion; (vii) Securities issued pursuant to transactions involving technology licensing, research or development activities, the use or acquisition of strategic assets, properties or rights, or the distribution, manufacture or marketing of the Company's products, which transactions are for non-financing purposes; provided, that Securities issued pursuant to this clause (vii) and clause (vi), in the aggregate, may not exceed 0.5% of the Common Stock (on a Fully Diluted Basis) immediately after giving effect to the Conversion; (viii) Securities issued in private placements for per share consideration equal to at least 80% of Fair Market Value; provided, that the aggregate net proceeds to the Company during the term of this Agreement from such private placements shall not exceed $200 million; and (ix) Securities issued upon the exercise of conversion or exchange rights, options or subscription calls, warrants (including the Warrants), commitments or claims (collectively, "Excluded Issuances").

                                   ARTICLE VI
                             COVENANTS OF THE ISSUER

6.1   NOTICES OF CERTAIN ACTIONS.

            (a)   Corporate Events. In the event that the Issuer proposes to:

                  (i) authorize the issuance to holders of Capital Stock of the Issuer of rights or warrants to subscribe for or purchase Capital Stock of the Issuer;

                  (ii) authorize a Distribution to any holder of evidences of its Indebtedness, Cash or other Property;

                  (iii) become a party to any consolidation or merger for which approval of any holders of Capital Stock of the Issuer will be required, or to a conveyance or transfer of all or substantially all the Property of the Issuer;

                  (iv) effect any capital reorganization or reclassification of any Capital Stock of the Issuer (other than a change in par value);

                  (v) commence a voluntary or involuntary dissolution, liquidation or winding up of the Issuer;

                  (vi) purchase or otherwise acquire any Capital Stock of the Issuer; or

                  (vii) take any other action which would result in an adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants.

then the Issuer shall provide a written notice to each Holder stating (A) the date as of which the holders of record of Capital Stock of the Issuer to be entitled to receive any such rights or Distributions are to be determined, (B) the material terms of any such consolidation or merger and the expected effective date thereof or (C) the material terms of any such conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up, and the date as of which it is expected that holders of record of shares of Capital Stock of the Issuer will be entitled to exchange their Capital Stock of the Issuer for Securities or other Property, if any, deliverable upon such conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Such notice shall be given not later than seven Business Days prior to the effective date (or the applicable record date, if earlier) of such event.

            (b) Change of Control. Not less than fifteen Business Days prior to any Change of Control, but in no event later than the third Business Day following the Issuer becoming aware thereof, the Issuer shall provide written notice to each Holder of the occurrence of such Change of Control, together with a brief description thereof.

6.2   MERGER AND CONSOLIDATION OF THE ISSUER.

            The Issuer will not, and will not permit any of its Affiliates to
(i) merge or consolidate with or into any other Person or (ii) sell, transfer or lease all or substantially all of its assets or Property (in either case in a transaction in connection with which holders of Equity Interest of the Issuer shall be entitled to receive with respect to or in exchange for such Capital Stock, Securities of the successor or purchasing Person, Cash or other Property), unless, to the extent applicable, the successor or purchasing Person expressly assumes, by supplemental agreement reasonably satisfactory in form and substance to the Requisite Holders, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Issuer.

6.3   DIVIDENDS; DISTRIBUTIONS.

      If at any time prior to the Expiration Time the Issuer makes any Distribution (whether in Securities of the Issuer, Cash or other Property) on its Capital Stock, then the Issuer shall simultaneously pay to the Holder of each Warrant, the Securities of the Issuer, Cash or other Property that would have been paid or delivered to such Holder on the Warrant Shares receivable upon the exercise in full of such Warrant had such Warrant been fully exercised immediately prior to the record date for such Distribution or, if no record is taken, the date as of which the record holders of Warrant Shares entitled to such Distribution are to be determined; provided, however, that none of the adjustments set forth in Article V shall be made by reason of any such Distribution on its Capital Stock if the Issuer makes the full Distribution on the Warrants required by this Section 6.3. If the Issuer is prevented from making any payment required by this Section 6.3, the adjustments in Article V shall be made and the Issuer shall have no further obligation under this Section
6.3 with respect to such Distribution.

6.4   NO AVOIDANCE.

      The Issuer will not, by amendment of its Governing Documents or through any reorganization, Transfer of Properties, consolidation, merger, dissolution, issue or sale of Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer. The Issuer shall at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders hereunder against impairment.

6.5   SALE OF WARRANTS.

      In any merger, consolidation, reorganization, repurchase or reclassification or similar transaction, in which holders of Capital Stock of the Issuer sell or otherwise Transfer Capital Stock of the Issuer held by them, the Issuer will cause the transaction to be structured to permit the Holders to deliver Warrants in connection with any such transaction without requirement for exercise thereof as a condition to participation and for consideration not less than the consideration such Holders would have received had such Holders exercised their Warrants immediately prior thereto, less any applicable Exercise Price.



                                  ARTICLE VII
                                  MISCELLANEOUS

7.1   NOTICES.

      All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telecopier or overnight air courier guarantying next day delivery:

                  (i)   if to the Issuer, to:

                        Nextwave Wireless Inc.
                        12670 High Bluff Drive
                        San Diego, California 92130
                        Telephone No.: 203-422-6770
                        Telecopier No.: [_________]

                        with a copy to:
                        Marita A. Makinen, Esq.
                        Weil, Gotshal & Manges LLP

                        767 Fifth Avenue
                        New York, New York 10153
                        Telephone: 212-310-8000
                        Telecopier: 212-310-8007


                  (ii) if to any Holder, to such Holder's address as set forth on Schedule I hereto.

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guarantying next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

7.2   NO VOTING RIGHTS; LIMITATION OF LIABILITY.

      Except as otherwise provided herein or in the Other Equity Documents, no Warrant shall entitle the holder thereof to any voting rights or any other rights as a stockholder of the Issuer, as such. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as an equity holder of the Issuer.

7.3   AMENDMENTS AND WAIVERS.

            (a) Written Document. Any provision of this Agreement may be amended or waived, but only pursuant to a written agreement signed by the Issuer and the Requisite Holders, provided that no such amendment or modification shall without the written consent of each Holder affected thereby (i) shorten the Expiration Time of any Warrant, (ii) increase the Exercise Price of any Warrant,
(iii) change any of the provisions of this Section 8.3(a) or the definition of "Requisite Holders" or any other provision hereof specifying the number or percentage of Holders required to waive, amend, or modify any rights hereunder or required to make any determination or grant any consent hereunder or otherwise to act with respect to this Agreement or any Warrants, (iv) change any of the provisions of Article V or (v) increase the obligations of any Holder.

            (b) No Waiver. No failure on the part of any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Warrants shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Warrant preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.4   REMEDIES.

      Each Holder shall have all rights and remedies reserved for such Holder pursuant to this Agreement, all rights and remedies which such Holder has been granted at any time under any other agreement or instrument and all of the rights and remedies such Holder may have at law or in equity. The remedies provided herein are cumulative and not exclusive. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

7.5   BINDING EFFECT.

      Subject to the limitations set forth in this Agreement and the Other Equity Documents, each Holder shall have the right to assign or otherwise Transfer its rights under this Agreement or any Warrants or Warrant Shares held by it. The Issuer shall not assign its rights or obligations hereunder without the prior written consent of the Requisite Holders. This Agreement shall be binding upon and inure to the benefit of the Issuer, each Holder and their successors and permitted assigns.

7.6   COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.7   GOVERNING LAW; JURISDICTION AND VENUE.

            (a) ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            (b) THE PARTIES TO THIS AGREEMENT AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT SHALL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE

PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

            (c) THE COMPANY AND THE ISSUER HEREBY AGREE THAT SERVICE UPON THEM BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE HOLDERS TO BRING PROCEEDINGS AGAINST EITHER THE COMPANY OR THE ISSUER IN THE COURTS OF ANY OTHER JURISDICTION.

7.8   WAIVER OF JURY TRIAL.

      EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER EQUITY DOCUMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER EQUITY DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

7.9   BENEFITS OF THIS AGREEMENT.

      Nothing in this Agreement shall be construed to give to any Person other than the Issuer and each Holder of a Warrant or a Warrant Share any legal or equitable right, remedy or claim hereunder.

7.10 HEADINGS.

      The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.11  AGGREGATION OF WARRANTS AND WARRANT SHARES.

      All Warrants and Warrant Shares held or acquired by any Person and its Affiliates shall be aggregated together for purposes of measuring any numerical thresholds used in determining the availability to such Person and its Affiliates, taken collectively, of rights under this Agreement and the applicability of obligations and restrictions under this Agreement.

7.12  OPERATIVE DATE.

      This Agreement shall become operative on the date hereof.

                                   * * * *

            IN WITNESS WHEREOF, each party hereto has caused this Warrant Agreement to be duly executed and delivered by its authorized signatory, all as of the date and year first above written.



                                    NEXTWAVE WIRELESS INC.


                                    By:  /s/  Frank Cassou
                                        --------------------------------
                                        Name:  Frank Cassou
                                        Title:  Executive Vice President



















                                           Signature Page to Warrant Agreement

                                    AVENUE INVESTMENTS, L.P.
                                    By:  Avenue Partners, LLC, its General
                                     Partner


                                    By:    /s/ Sonia Gardner
                                       ---------------------------
                                        Name:  Sonia Gardner
                                        Title: Member



















                                           Signature Page to Warrant Agreement

                                    AVENUE SPECIAL SITUATIONS FUND IV, L.P.
                                    By:  Avenue Capital Partners IV, LLC, its
                                    General Partner
                                    By:  GL Partners IV, LLC, its Managing
                                     Member


                                    By:    /s/ Sonia Gardner
                                       ---------------------------
                                        Name:  Sonia Gardner
                                        Title: Member



















                                           Signature Page to Warrant Agreement

                                    DK ACQUISITION PARTNERS, L.P.
                                    By:  M.H. Davidson & Co., its General
                                     Partner


                                    By:  /s/ Anthony Yoseloff
                                       ---------------------------
                                        Name:  Anthony Yoseloff
                                        Title: General Partner



















                                           Signature Page to Warrant Agreement

                                    HIGHBRIDGE INTERNATIONAL LLC
                                    By:  Highbridge Capital Management, LLC


                                    By: /s/   Adam J. Chill
                                       ---------------------------
                                        Name:  Adam J. Chill
                                        Title: Managing Director



















                                           Signature Page to Warrant Agreement

                                    INVESTCORP INTERLACHEN MULTI-STRATEGY
                                    MASTER FUND LIMITED
                                    By:  Interlachen Capital Group LP,
                                        an Authorized Signatory


                                      By:   /s/ Gregg T. Colburn
                                          ----------------------------
                                          Name: Gregg T. Colburn
                                          Title: Authorized Signatory



















                                           Signature Page to Warrant Agreement

                                    POLYGON DEBT HOLDINGS LIMITED
                                    By:  Polygon Investment Partners LLP,
                                        its investment manager


                                    By:  /s/ A. Mattena
                                       ---------------------------
                                        Name:  A. Mattena
                                        Title: PM



















                                           Signature Page to Warrant Agreement

                                    SILVER OAK CAPITAL, L.L.C.,
                                    as agent for and on behalf of the
                                    entities attached hereto


                                    By: /s/ Joe Wekselblatt
                                       ---------------------------
                                        Name:  Joe Wekselblatt
                                        Title:  Chief Financial Officer



















                                           Signature Page to Warrant Agreement

                                                                      Schedule I
                                                                      ----------

                                     HOLDERS
Name and Address
----------------
AVENUE INVESTMENTS, L.P.

Address:    Avenue Capital Group
            535 Madison Avenue
            14th Floor
            New York, NY  10022
            Tel: (212) 878-3568
            E-Mail:  rsymington@avenuecapital.com; bmulhern@avenuecapital.com
            Attn: Robert Symington
                  Brian Mulhern
                  James Resvanis
                  Esther Posner

with a copy to

             O'Melveny & Myers LLP
             Times Square Tower
             7 Times Square
             New York, New York 10036
             Attention:  David J. Johnson, Jr.
             Telephone No.:  (212) 326-2000
             Telecopier No.:  (212) 326-2061

AVENUE SPECIAL SITUATIONS FUND IV, L.P.


Address:    Avenue Capital Group
            535 Madison Avenue
            14th Floor
            New York, NY  10022
            Tel: (212) 878-3568
            E-Mail:  rsymington@avenuecapital.com; bmulhern@avenuecapital.com
            Attn: Robert Symington
                  Brian Mulhern
                  James Resvanis
                  Esther Posner

with a copy to

             O'Melveny & Myers LLP
             Times Square Tower
             7 Times Square
             New York, New York 10036
             Attention:  David J. Johnson, Jr.
             Telephone No.:  (212) 326-2000
             Telecopier No.:  (212) 326-2061

Name and Address
----------------
DK ACQUISITION PARTNERS, L.P.


Address:

Credit Contact:   DK Acquisition Partners, L.P.
                  c/o Davidson Kempner Capital Management
                  65 East 55th Street, 19th Floor
                  New York, New York 10022
                  Attention: Michael Leffell
                  Telephone: 212-446-4090
                  Facsimile: 212-371-4318
                  E-Mail: mleffell@dkpartners.com


Operations Contact:     DK Acquisition Partners, L.P.
                        c/o Davidson Kempner Capital Management
                          65 East 55th Street, 19th Floor
                          New York, New York 10022
                          Attention: Donna Glynn
                          Telephone: 212-446-4022
                          Facsimile: 212-446-4033
                          E-Mail: dglynn@dkpartners.com


HIGHBRIDGE INTERNATIONAL LLC


Address:    c/o Highbridge Capital Management, LLC
            9 West 57th Street, 27th Floor
            New York, NY 10019
            Attn:  Ari J. Storch/Adam J. Chill
            Tel: (212) 287-4720
            Fax: (212) 751-0755
            Email: ari.storch@hcmny.com/adam.chill@hcmny.com


INVESTCORP INTERLACHEN MULTI-STRATEGY MASTER FUND LIMITED


Address:    800 Nicollet Mall, Suite 2500
            Minneapolis, MN 55402
            Tel: (612) 659-4450
            Fax: (612) 659-4401
            Attn: Greg Colburn and Legal Department

POLYGON DEBT HOLDINGS LIMITED


Address:    10 Duke of York Square
            London, SW3 4LY, U.K.
            Tel:  +44 20 7901 8330
            Fax:  +44 20 7901 8301
            E-mail:  scote@polygoninv.com
            Attn:  Sean Cote

Name and Address
----------------
SILVER OAK CAPITAL, L.L.C.,


Address:

Operational/Administrative Contract:      Angelo, Gordon, & Co., L.P.
                                          Accounting Department
                                          245 Park Avenue
                                          26th Floor
                                          New York, NY 10167
                                          Tel: (212) 692-2032
                                          Fax: (212) 867-1388
                                          Attn: Christopher Brescio

Closing Documentation/Credit Contract:    Angelo, Gordon, & Co., L.P.
                                          Accounting Department
                                          245 Park Avenue
                                          26th Floor
                                          New York, NY 10167
                                          Tel: (212) 692-2285
                                          Fax: (212) 867-6395
                                          Attn: Thomas Fuller

                                            Exhibit A to the Warrant Agreement
                                            ----------------------------------

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

            ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT AND THE WARRANT AGREEMENT, EACH DATED AS OF JULY 17, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

                             NEXTWAVE WIRELESS INC.
No. W -                                                    [_________ ___], 2006

                        COMMON STOCK PURCHASE WARRANT
                        -----------------------------

            THIS CERTIFIES that, for value received, [_______] (the
"Holder"), or its assigns, is entitled to purchase from Nextwave Wireless Inc., a Delaware corporation (the "Issuer"), [___](1) shares ("Warrant Shares") of Common Stock, $.001 par value (the "Common Stock"), of the Issuer, at the price (the "Exercise Price") of $.01 per share, at any time or from time to time during the period commencing on the date hereof and ending at 5:00 P.M. Eastern time, on July 15, 2009 (the "Expiration Time").

            The Holder may exercise all or any part of such rights at any time or from time to time prior to the Expiration Time.

            This Warrant has been issued pursuant to the Warrant Agreement dated as of July 17, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Warrant Agreement"), among the Issuer and the Holders named therein, and is subject to the terms and conditions, and the Holder is entitled to the benefits, thereof. A copy of the Warrant Agreement is on file and may be inspected at the principal executive office of the Issuer. The Holder of this certificate, by acceptance of this certificate, agrees to be bound by




--------
(1)Insert number of shares equal to 5% of outstanding common stock as of the Conversion Date.

the provisions of the Warrant Agreement. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Warrant Agreement.

            SECTION 1. Exercise of Warrant. On any day on or prior to the Expiration Time, the Holder may exercise this Warrant, in whole or in part, in the manner set forth in Article IV of the Warrant Agreement.

            SECTION 2. Exercise Price. The Exercise Price is subject to adjustment from time to time as set forth in the Warrant Agreement.

            SECTION 3. Exchange of Warrant. On any day on or prior to the Expiration Time, the Holder may exchange this Warrant, in whole or in part, for Warrant Shares by delivering to the Issuer this Warrant accompanied by a properly completed Exchange Form in the form of Annex B attached hereto. The number of Capital Stock to be received by the Holder upon such exchange shall be determined as set forth in the Warrant Agreement.

            SECTION 4. Transfer. Subject to the limitations set forth or referred to in the Warrant Agreement, this Warrant may be Transferred by the Holder by delivery to the Issuer of this Warrant accompanied by a properly completed Assignment Form in the form of Annex C attached hereto.

            SECTION 5. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Issuer will issue a new Warrant of like denomination and tenor upon compliance with the provisions set forth in the Warrant Agreement.

            SECTION 7. Successors. All of the provisions of this Warrant by or for the benefit of the Issuer or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns.

            SECTION 8. Headings. Section headings in this Warrant have been inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Warrant.

            SECTION 9. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT TO THE EXTENT THAT THE NEW YORK CONFLICTS OF LAWS PRINCIPLES WOULD APPLY THE APPLICABLE LAWS OF THE STATE OF THE ISSUER'S ORGANIZATION TO INTERNAL MATTERS RELATING TO ENTITIES SUCH AS THE ISSUER ORGANIZED THEREUNDER).

                                  * * * * *

            IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officers and this Warrant to be dated as of the date first set forth above.

                                    NEXTWAVE WIRELESS INC.

                                    By:
                                       ------------------------------------
                                        Name:
                                        Title:

                                                        Annex A to the Warrant
                                                        ----------------------

                                  EXERCISE FORM

                  [To be signed upon exercise of a Warrant]



TO NEXTWAVE WIRELESS INC.

            The undersigned, being the Holder of the attached Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder _________ shares of Common Stock of Nextwave Wireless Inc., a Delaware corporation (the "Issuer") and requests that the certificates or other evidence of ownership for such shares be issued in the name of, and be delivered to, _______________________, whose address is_______________________
______________________________________________________________________________.

            The undersigned warrants to the Issuer that the undersigned (a) is not acquiring the Warrant Shares with a view to Transferring such Warrant Shares in violation of the Securities Act of 1933, as amended (the "Securities Act") and (b) acknowledges that the issuance of the Warrant Shares has not been registered under the Securities Act and that the Warrant Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption therefrom is available.

            The foregoing exercise is (check one):

______           Irrevocable

______ Conditioned upon the consummation of the transaction described briefly below:

                 _______________________________________________________________

                 _______________________________________________________________

                 _______________________________________________________________

                 _______________________________________________________________

Dated:
      ----------------------              ------------------------------------
                                          Name:
                                          Title:

                                                        Annex B to the Warrant
                                                        ----------------------



                                  EXCHANGE FORM

                  [To be signed upon exchange of a Warrant]



TO NEXTWAVE WIRELESS INC.

            The undersigned, being the Holder of the within Warrant, hereby elects to exchange, pursuant to Section 4.2 of the Warrant Agreement referred to in such Warrant, the portion of such Warrant representing the right to purchase _________ shares of Common Stock of Nextwave Wireless Inc., a Delaware corporation (the "Issuer"). The undersigned hereby requests that ------ the certificates or evidence of ownership for the number of shares issuable in such exchange pursuant to such Section 4.2 be issued in the name of, and be delivered to, _____________, whose address is___________________________________________.

            The undersigned warrants to the Issuer that the undersigned (a) is not exchanging the Warrant Shares with a view to Transfer such Warrant Shares in violation of the Securities Act of 1933, as amended (the "Securities Act") and
(b) acknowledges that the issuance of the Warrant Shares has not been registered under the Securities Act and that the Warrant Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption therefrom is available.

            The foregoing exchange is (check one):

______           Irrevocable

______ Conditioned upon the consummation of the transaction described briefly below:

                 _______________________________________________________________

                 _______________________________________________________________

                 _______________________________________________________________

                 _______________________________________________________________

Dated:
      ------------------------                  --------------------------------
                                          Name:
                                          Title:

                                                        Annex C to the Warrant
                                                        ----------------------

                                 ASSIGNMENT FORM

                [To be signed only upon transfer of a Warrant]

            For value received, the undersigned hereby sells, assigns and transfers unto _________________________, all of the rights represented by the within Warrant to purchase _______________ shares of Common Stock of Nextwave Wireless Inc., a Delaware corporation (the "Issuer"), to which such Warrant relates, and appoints ________________________ attorney to transfer such Warrant on the books of the Issuer, with full power of substitution in the premises.

Dated:_______________________


                                      ________________________________________
                                      Name:
                                     Title:

            By executing and delivering this Assignment Form to the Issuer, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Warrant Agreement dated as of July 17, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Warrant Agreement"), among the Issuer and the Holders, in the same manner as if the undersigned were an original signatory to the Warrant Agreement.

      The undersigned agrees that he, she or it shall be a "Holder", as such term is defined in the Warrant Agreement.

Dated:_______________________

                                          _____________________________________
                                          Signature of transferee

                                          _____________________________________
                                          Print Name of transferee

                                          _____________________________________

                                          _____________________________________
                                          Address

                                          _____________________________________
                                          Facsimile
                                          _____________________________________
                                          Telephone